Exhibit 99.1

Pegasystems Announces Financial Results for First Quarter of 2011

Q1 GAAP revenue increases 36% to $102.4 million, Non-GAAP revenue increases 38% to $103.9 million;

Q1 GAAP diluted EPS increases 20% to $0.12, Non-GAAP diluted EPS increases 56% to $0.25.

CAMBRIDGE, Mass. – May 10, 2011 – Pegasystems Inc. (NASDAQ: PEGA) today announced financial results for the first quarter ended March 31, 2011. GAAP revenue for the first quarter of 2011 increased 36% to $102.4 million compared to the first quarter of 2010. Non-GAAP revenue for the first quarter of 2011 increased 38% to $103.9 million compared to the first quarter of 2010. GAAP net income for the first quarter of 2011 was $4.7 million, or $0.12 per diluted share, compared to GAAP net income of $3.9 million, or $0.10 per diluted share, for the first quarter of 2010. Non-GAAP net income for the first quarter of 2011 was $9.6 million, or $0.25 per diluted share, compared to Non-GAAP net income of $6.2 million, or $0.16 per diluted share, for the first quarter of 2010.

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended March 31,				% Increase
	2011	2011	2010	2010	(Decrease)
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP Non-GAAP
Total revenue	$102,360	$103,870	$75,084	$75,084	36% 38%
Operating income	$5,564	$12,958	$8,562	$11,552	(35) % 12%
Net income	$4,731	$9,594	$3,851	$6,189	23% 55%
Basic earnings per share	$0.13	$0.26	$0.10	$0.17	30% 53%
Diluted earnings per share	$0.12	$0.25	$0.10	$0.16	20% 56%

(1) See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Business Perspective

“In the first quarter of 2011, we continued to expand into new markets and apply our technology to help our clients’ organizations grow and save money,” said Alan Trefler, Founder and CEO of Pegasystems. “During the quarter, a leading analyst firm recognized Pega’s unified offering for dynamic case management as being best-in-class. We are proud to add this distinction to those we have earned in business rules, CRM, and BPM. In addition to enterprise case management, we continue to see enterprise contact center projects as a terrific opportunity as an increasing number of organizations look to replace or augment aging legacy systems.”

“Our cloud offering continues to grow significantly, and we are pleased to sign a global consumer goods company that will be using our Pega Cloud® for CRM. We also added life sciences, warranty management and healthcare provider solutions to our expansive industry-leading solution portfolio. At our annual PegaWORLD conference next month, more than 30 client organizations will be sharing the successes they have achieved with Pega’s solutions. We continue to measure our ability to innovate through the success our clients have with Pega solutions. For that reason, we are proud that a client was named ‘Model Insurer of the Year’ by a leading insurance industry analyst firm based on their use of Pega technology,” concluded Mr. Trefler.

Craig Dynes, Pegasystems’ CFO, added, “For the first time in our history, we have exceeded $100 million in quarterly revenue. The value of license arrangements executed in Q1, 2011 was approximately 85% higher than in Q1, 2010. Our activity level is very high and our pipeline continues to be strong. After having such a back-end loaded year in 2010, we are excited to get off to such a great start in 2011, but there is still much work to be done to achieve our annual objectives,” concluded Mr. Dynes.

Messrs. Trefler and Dynes will be hosting a conference call and live Webcast associated with this announcement at 6:00 p.m. EDT on May 10, 2011. Dial-in information is as follows: 1 (866) 393-1604 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Discussion of Non-GAAP Measures

To supplement financial results presented on a GAAP basis, the Company provides Non-GAAP measures included in this release, including the tables contained herein. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and the Non-GAAP annual financial plan is approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and results in the evaluation process to establish management’s compensation.

The Non-GAAP measures exclude certain business combination accounting entries and expenses related to our acquisition of Chordiant, as well as other significant expenses including stock-based compensation. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP measures to Non-GAAP measures is included in the financial schedules at the end of the release.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including those relating to our revenue, net income and earnings per share. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should”, “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, the Company’s ability to successfully integrate the operations of Chordiant Software, Inc., variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the mix of perpetual and term licenses and the level of term license renewals, our ability to develop new products and evolve existing ones, the weak global economy and the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of May 10, 2011. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to May 10, 2011.

About Pegasystems

Pegasystems, the leader in business process management and a leading provider of CRM solutions, helps organizations enhance customer loyalty, generate new business, and improve productivity. Our patented Build for Change® technology speeds the delivery of critical business solutions by directly capturing business objectives and eliminating manual programming. Pegasystems enables clients to quickly adapt to changing business conditions in order to outperform the competition. For more information, please visit us at www.pega.com.

For Information, contact:

Craig Dynes, Chief Financial Officer

617-866-6020

CDynes@pega.com

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenue:
Software license	$33,462	$30,343
Maintenance	27,448	15,086
Professional services	41,450	29,655

Total revenue	102,360	75,084

Cost of revenue:
Cost of software license	1,674	31
Cost of maintenance	3,374	1,937
Cost of professional services	34,968	24,468

Total cost of revenue (1)	40,016	26,436

Gross profit	62,344	48,648

Operating expenses:
Selling and marketing	34,036	21,893
Research and development	15,133	11,626
General and administrative	7,132	5,059
Acquisition-related costs	338	1,508
Restructuring costs	141	-

Total operating expenses (1)	56,780	40,086

Income from operations	5,564	8,562
Foreign currency transaction gain (loss)	1,016	(3,074)
Interest income, net	86	565
Other income, net	28	241

Income before provision for income taxes	6,694	6,294
Provision for income taxes	1,963	2,443

Net income	$4,731	$3,851

Net earnings per share:
Basic	$0.13	$0.10

Diluted	$0.12	$0.10

Weighted-average number of common shares outstanding:
Basic	37,276	36,873
Diluted	38,803	38,702
Dividends per share	$0.03	$0.03

(1) Includes stock-based compensation as follows:
Cost of revenue	$797	$398
Operating expenses	$1,738	$1,048

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended March 31,						% Increase (Decrease)
	2011 GAAP	Adj.	2011 Non-GAAP	2010 GAAP	Adj.	2010 Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE (2) (3) (4)	$102,360	$1,510	$103,870	$75,084	$-	$75,084	36%		38%
Software license (2)	33,462	192	33,654	30,343	-	30,343	10%		11%
Maintenance (3)	27,448	1,254	28,702	15,086	-	15,086	82%		90%
Professional services (4)	41,450	64	41,514	29,655	-	29,655	40%		40%

TOTAL COST OF REVENUE (5) (6)	$40,016	$(2,368)	$37,648	$26,436	$(429)	$26,007	51%		45%
Amortization of intangible assets (5)	1,571	(1,571)	-	31	(31)	-	n/m		0%
Stock-based compensation (6)	797	(797)	-	398	(398)	-	100%		0%

TOTAL OPERATING EXPENSES (5) (6)	$56,780	$(3,516)	$53,264	$40,086	$(2,561)	$37,525	42%		42%
Amortization of intangible assets (5)	1,299	(1,299)	-	5	(5)	-	n/m		0%
Stock-based compensation (6)	1,738	(1,738)	-	1,048	(1,048)	-	66%		0%
Acquisition-related costs	338	(338)	-	1,508	(1,508)	-	-78%		0%
Restructuring costs	141	(141)	-	-	-	-	n/m		0%

INCOME FROM OPERATIONS	$5,564	$7,394	$12,958	$8,562	$2,990	$11,552	-35%		12%

OPERATING MARGIN %	5.44%		12.48%	11.40%		15.39%	(0.0596)	bp	(0.0291)	bp

INCOME TAX EFFECTS (7)	$1,963	$2,531	$4,494	$2,443	$652	$3,095	-20%		45%

NET INCOME	$4,731	$4,863	$9,594	$3,851	$2,338	$6,189	23%		55%

NET EARNINGS PER SHARE:
BASIC	$0.13		$0.26	$0.10		$0.17	30%		53%
DILUTED	$0.12		$0.25	$0.10		$0.16	20%		56%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	37,276	-	37,276	36,873	-	36,873	1%		1%
DILUTED	38,803	-	38,803	38,702	-	38,702	0%		0%

n/m - not meaningful

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATION OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed from Chordiant. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Chordiant as an independent company. We add back the affect of the deferred revenue fair value adjustment in Non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison with the revenue of peer companies.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets acquired from Chordiant from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related costs and restructuring costs: We have excluded the effect of acquisition-related costs and restructuring costs from our Non-GAAP operating expenses and net earnings measures. We incurred direct and incremental costs associated with the Chordiant acquisition. These acquisition-related costs were primarily due diligence costs, advisory and legal transaction fees, and valuation and tax consulting fees. We have also incurred restructuring costs related to the integration of the acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring costs consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	As of March 31, 2011, approximately $0.4 million, $0.5 million, and $0.2 million in estimated revenues related to assumed software license contracts will not be recognized in the remainder of fiscal 2011, fiscal 2012, and fiscal 2013, respectively, due to business combination accounting rules.

(3)	As of March 31, 2011, approximately $1.7 million and $0.5 million in estimated revenues related to assumed software support contracts will not be recognized in the remainder of fiscal 2011 and fiscal 2012, respectively, due to business combination accounting rules.

(4)	As of March 31, 2011, approximately $0.2 million, $0.2 million, and $0.1 million in estimated revenues related to assumed software installation services contracts will not be recognized in the remainder of fiscal 2011, fiscal 2012, and fiscal 2013, respectively, due to business combination accounting rules.

(5)	Estimated future annual amortization expense related to intangible assets as of March 31, 2011 is as follows:

Remainder of Fiscal 2011	$ 8,445
Fiscal 2012	11,137
Fiscal 2013	11,095
Fiscal 2014	9,489
Fiscal 2015	8,688
Fiscal 2016 and therafter	28,960

Total intangible assets subject to amortization	$ 77,814

(6)	Stock-based compensation is included in operating expense as follows:

	Three Months Ended March 31, 2011			Three Months Ended March 31, 2010
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cost of revenue	$797	$(797)	$-	$398	$(398)	$-
Selling and Marketing	803	(803)	-	417	(417)	-
Research and development	403	(403)	-	238	(238)	-
General and administrative	532	(532)	-	393	(393)	-

Total stock-based compensation	$2,535	$(2,535)	$-	$1,446	$(1,446)	$-

(7)	The GAAP provision for income taxes reflects an effective tax rate of 29.3% and 38.8% in the first quarter of 2011 and 2010, respectively. The Non-GAAP provision for income taxes reflects an effective tax rate of 31.9% and 33.3% in the first quarter of 2011 and 2010, respectively.

The difference between our GAAP and Non-GAAP effective tax rate in the first quarter of 2011 primarily relates to the impact of the change in the geographic mix of income and the related deduction for domestic production activities. The difference between our GAAP and Non-GAAP effective tax rate in the first quarter of 2010 relates to the impact of non-deductible acquisition-related costs.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of March 31, 2011	As of December 31, 2010
	(in thousands)
Current Assets:
Cash and cash equivalents	$ 56,352	$ 71,127
Marketable securities	20,463	16,124

Total cash, cash equivalents, and marketable securities	76,815	87,251
Trade accounts receivable, net	108,739	79,896
Deferred income taxes	4,810	4,770
Income taxes receivable	9,840	9,266
Other current assets	8,448	7,473

Total current assets	208,652	188,656
Property and equipment, net	10,879	11,010
Long-term deferred income taxes	33,687	33,769
Other assets	2,861	2,905
Intangible assets, net	77,814	80,684
Goodwill	20,451	20,451

Total assets	$ 354,344	$ 337,475

Current liabilities:
Accounts payable	$ 7,228	$ 6,286
Accrued expenses	25,797	24,736
Accrued compensation and related expenses	18,299	27,125
Deferred revenue	75,884	56,903

Total current liabilities	127,208	115,050
Income taxes payable	5,919	5,783
Long-term deferred revenue	16,373	17,751
Other long-term liabilities	2,873	3,221

Total liabilities	152,373	141,805
Stockholders’ equity:	201,971	195,670

Total liabilities and stockholders’ equity	$ 354,344	$ 337,475

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Operating activities:
Net income	$ 4,731	$ 3,851
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(935)	(3,783)
Depreciation, amortization, and other non-cash items	4,411	1,160
Foreign currency transaction loss	66	-
Amortization of investments and realized gain on sale of investments	87	658
Stock-based compensation expense	2,535	1,446
Change in operating assets and liabilities, and other, net	(19,010)	1,492

Cash (used in) provided by operating activities	(8,115)	4,824

Cash (used in) provided by investing activities	(5,378)	134,471

Cash used in financing activities	(2,234)	(1,600)

Effect of exchange rate on cash and cash equivalents	952	(487)

Net (decrease) increase in cash and cash equivalents	(14,775)	137,208
Cash and cash equivalents, beginning of year	71,127	63,857

Cash and cash equivalents, end of year	$ 56,352	$ 201,065